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As Filed with the Securities and Exchange Commission on December 9, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARRAY BIOPHARMA INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	84-1460811 (IRS Employer Identification No.)

3200 Walnut Street
Boulder, Colorado 80301
(303) 381-6600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert E. Conway
Chief Executive Officer
Array BioPharma Inc.
3200 Walnut Street
Boulder, Colorado 80301
(303) 381-6600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

CHRISTOPHER D. OZEROFF, Hogan & Hartson L.L.P. 1470 Walnut Street, Suite 200 Boulder, Colorado 80302 (720) 406-5300	GLENN R. POLLNER Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒ 333-114699

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price	Amount of registration fee(1)
Common Stock, par value $0.001 per share(2)	$1,500,000	$191

        (1)   Calculated in accordance with Rule 457(o) of the Securities Act of 1933.

        (2)   Each share of the registrant's common stock being registered hereunder, if issued prior to the termination by the registrant of its Rights Agreement, dated August 2, 2001, includes Series A Junior Participating Preferred Stock purchase rights. Prior to the occurrence of certain events, the Series A Junior Participating Preferred Stock purchase rights will not be exercisable or evidenced separately from the registrant's common stock.

EXPLANATORY NOTE This registration statement relates to the Registrant's registration statement on Form S-3 (File No. 333-114699), as amended (the "Prior Registration Statement"), and is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to increase the dollar amount of securities registered under the Prior Registration Statement by $1,300,000. The contents of the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, are hereby incorporated into this registration statement by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, the State of Colorado, on December 9, 2004.

ARRAY BIOPHARMA INC.
By:	/s/ ROBERT E. CONWAY Robert E. Conway Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE:	TITLE:	DATE:

/s/ ROBERT E. CONWAY Robert E. Conway	Chief Executive Officer (Principal Executive Officer), Director	December 9, 2004
/s/ R. MICHAEL CARRUTHERS R. Michael Carruthers	Chief Financial Officer (Principal Accounting and Financial Officer)	December 9, 2004
/S/ KYLE LEFKOFF* Kyle Lefkoff	Chairman of the Board of Directors	December 9, 2004
/S/ FRANCIS J. BULLOCK* Francis J. Bullock, Ph.D.	Director	December 9, 2004
/S/ MARVIN H. CARUTHERS* Marvin H. Caruthers, Ph.D.	Director	December 9, 2004
/S/ KEVIN KOCH* Kevin Koch, Ph.D.	Director	December 9, 2004
/S/ DAVID L. SNITMAN* David L. Snitman, Ph.D.	Director	December 9, 2004
/S/ GIL J. VAN LUNSEN* Gil J. Van Lunsen	Director	December 9, 2004
/S/ JOHN L. ZABRISKIE* John L. Zabriskie, Ph.D.	Director	December 9, 2004

*By	/S/ R. MICHAEL CARRUTHERS R. Michael Carruthers Attorney-in-Fact

INDEX TO EXHIBITS

        The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit No.	Description
1.1	Form of Underwriting Agreement (1)
3.1	Amended and Restated Certificate of Incorporation (2)
3.2	Amended and Restated Bylaws (2)
3.3	Certificate of Designation of the Series A Junior Participating Preferred Stock (3)
4.1	Specimen certificate representing the common stock (2)
5.1	Opinion of Hogan & Hartson LLP
23.1	Consent of Ernst & Young LLP, independent auditors
23.2	Consent of Hogan & Hartson LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto) (4)

(1)
To be filed as an exhibit to a current report of the registrant on Form 8-K filed on December 9, 2004 and incorporated herein by reference.

(2)
Filed as an exhibit to the registrant's registration statement on Form S-1 (file no. 333-45922).

(3)
Filed as an exhibit to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (file no. 011-16633).

(4)
Incorporated by reference to the Registrant's registration statement on Form S-3, File No. 333-114699.

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SIGNATURES
INDEX TO EXHIBITS